From: Bill Gallagher [mailto:bill@sweetsuccess.com]

Sent: Wednesday, March 17, 2008 12:11 PM

To: Fred Rudy

Subject: Memo to the Board of Directors of Sweet Success Enterprises

I am resigning my position as CEO of Sweet Success primarily due to the company`s inability to finance the repayment of the Senior Secured Convertible Notes whose continued conversion has become completely destructive to the price of the common stock. I will maintain my position as Chairman of the Board of Directors. Sincerely, William Gallagher .